Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Farmland Partners, Inc. Registration Statements on Form S-3 (No. 333-224385, No. 333-224384, and No. 333-203799) and on Form S-8 (No. 333-195268, No. 333-203874 and No. 333-217669) of our report dated March 14, 2019, relating to the December 31, 2018 consolidated financial statements and the financial statement schedule, which appears in Farmland Partners, Inc. Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ Plante & Moran PLLC

March 14, 2019

Denver, CO